UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 22, 2008

DEXTERITY SURGICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20532	74-2559866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices)

Room 42, 4F, New Henry House, 10 Ice House Street, Central, Hong Kong

Registrant’s telephone number, including area code: (011) 00852-25232986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On February 4, 2008, a principal stockholder holding in excess of fifty percent (50%) of the voting capital stock of Dexterity Surgical, Inc., a Delaware corporation (the “Company”) on February 4, 2008 (the “Record Date”) voted in favor of changing the name of the Company to China INSOnline Corp. as set forth in the Company’s Definitive Information on Schedule 14C as filed with the U.S. Securities and Exchange Commission on the Record Date. On February 26, 2008, the Company filed a Certificate of Amendment to its Certificate of Incorporation to effect such name change, effective immediately.

ITEM 5.05. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

On February 22, 2008, the Board of Directors (the "Board") of the Company adopted a new Code of Ethics that applies to the Company's officers, directors and employees. A copy of the Code of Ethics is attached to this Current Report on Form 8-K as Exhibit 14.1, and is incorporated by reference into this Item 5.05.

ITEM 8.01. OTHER EVENTS.

On February 22, 2008, the Board of the Company also approved the charters for each of the Audit Committee, the Compensation and the Nominating Committees of the Board. A copy of the Audit Committee Charter, the Compensation Committee Charter and the Nominating Committee Charter are attached to this Current Report on Form 8-K as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated by reference into this Item 8.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits No. Description:

Exhibit No.	Item	Location
Exhibit 14.1	Code of Ethics	Provided herewith
Exhibit 99.1	Audit Committee Charter	Provided herewith
Exhibit 99.2	Compensation Committee Charter	Provided herewith
Exhibit 99.3	Nominating Committee Charter	Provided herewith

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2008

DEXTERITY SURGICAL, INC.

By: /s/ Junjun Xu
Name: Junjun Xu
Title: Chief Executive Officer